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                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No.1 to the Registration Statement No. 333-28609 of Avis Rent A Car, Inc. on Form S-1 of our report dated May 12, 1997 (August 8, 1997 as to Note 15), appearing in the Prospectus, which is part of this Registration Statement and of our report dated May 12, 1997 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP

New York, New York
August 8, 1997